UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2015

Zumiez Inc.

(Exact name of registrant as specified in its charter)

Washington	000-51300	91-1040022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 204th Street SW, Lynnwood, WA 98036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 551-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Effective as of June 22, 2015, the Board of Directors of Zumiez Inc. (the “Company”) has approved the repurchase of up to an aggregate of $50 million of its Common Stock (the “New Repurchase Program”). The repurchases will be made from time to time on the open market at prevailing market prices. The New Repurchase Program is expected to continue through the fiscal year 2015 that will end on January 30, 2016, unless the time period is extended or shortened by the Board of Directors.

The New Repurchase Program supersedes all previously approved and authorized stock repurchase programs, specifically the previous authorization to repurchase up to an aggregate of $30 million of Common Stock that was previously approved by the Board of Directors on December 10, 2014 (the “Prior Repurchase Program”). As of June 19, 2015, the Company has repurchased approximately 1.0 million shares of our common stock for an average cost per share of $26.60, for a total of $27.7 million under the Prior Repurchase Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.

Dated: June 22, 2015	By:	/s/ Christopher C. Work
Christopher C. Work
Chief Financial Officer